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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 24, 1999
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                              M&T BANK CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


        1-9861                                           16-0968385
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(Commission File Number)                    (I.R.S. Employer Identification No.)



One M&T Plaza, Buffalo, New York                           14203
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:       (716) 842-5445
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                                (NOT APPLICABLE)
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          (Former name or former address, if changed since last report)


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Item 5.           Other Events.

         ACQUISITION OF BRANCH OFFICES AND RELATED TRUST OPERATIONS FROM THE CHASE MANHATTAN BANK. Manufacturers and Traders Trust Company ("M&T Bank") has completed its acquisition of 32 branches in New York State from The Chase Manhattan Bank ("Chase"). The branches are located in the Binghamton (13), Jamestown (9), Buffalo (7), Corning (2) and Albany/Schenectady (1) areas of upstate New York. As of the date of the branch acquisition transaction, M&T Bank acquired approximately $600 million in retail and business banking deposits, approximately $100 million in municipal balances, and approximately $40 million in loans. The acquired branches became branches of M&T Bank as of the close of business on September 24, 1999.

Chase also has agreed to transfer approximately $533 million of trust and fiduciary account assets to M&T Bank following the receipt of required approvals and the satisfaction of necessary closing conditions. It is expected that this aspect of the acquisition will be completed in two phases, commencing as early as the end of September 1999 and concluding at or about the end of March 2000.

Disclosure that M&T Bank and Chase had entered into an agreement providing for these transactions was previously reported by M&T Bank Corporation in its Current Report on Form 8-K dated June 1, 1999.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             M&T BANK CORPORATION



Date: September 30, 1999                     By: /s/ Michael P. Pinto
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                                                 Michael P. Pinto
                                                 Executive Vice President
                                                 and Chief Financial Officer













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